UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2016

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2016, Cobalt International Energy, Inc. (the “Company”) announced that Van P. Whitfield will resign as Chief Operating Officer and Executive Vice President of the Company effective June 30, 2016. On March 11, 2016, the Compensation Committee of the Board of Directors of the Company approved the terms of Mr. Whitfield’s resignation. Mr. Whitfield will retain the 238,217 restricted stock units (“RSUs”) granted in February 2016, the applicable service condition of which will be deemed satisfied on June 30, 2016 and which will settle pursuant to the schedule set forth in Mr. Whitfield’s RSU award agreement and the terms of the Company’s 2015 Long Term Incentive Plan. The Compensation Committee also approved (i) a pro rata bonus for 2016, payable to Mr. Whitfield in early 2017, and (ii) the terms of a consulting arrangement pursuant to which Mr. Whitfield will provide the Company and its affiliates with consulting services from July 1, 2016 through December 31, 2016. In exchange for such consulting services, the Company has agreed to pay Mr. Whitfield a monthly consulting fee of $20,000 and provide Mr. Whitfield with access to an office and administrative support. The Company expects to enter into a consulting agreement in respect of the consulting arrangement described herein prior to the effective date of Mr. Whitfield’s resignation.

Further details regarding Mr. Whitfield’s departure are contained in the press release issued by the Company on March 16, 2016, which is attached hereto as Exhibit 99.1 and is hereby furnished. The information contained in this press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2016

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel

EXHIBIT LISTING

Exhibit No.	Description

99.1	Press Release dated March 16, 2016